EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND STOCKHOLDERS
MULTIMEDIA GAMES HOLDING COMPANY, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-181387 and 333-167017) and Form S-3 (File Nos. 333-16729, 333-28367, 333-36319, 333-64128 and 333-85382) of Multimedia Games Holding Company, Inc. of our reports dated November 14, 2013, relating to the consolidated financial statements, financial statement schedules, and the effectiveness of Multimedia Games Holding Company, Inc.’s internal control over financial reporting, which appear in this annual report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Austin, Texas
November 14, 2013